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                                                                 EXHIBIT 12 (B)

[DECHERT LLP LOGO]

                        February 9, 2004

BOSTON

BRUSSELS                ING Variable Products Trust
                        7337 East Doubletree Ranch Road
FRANKFURT               Scottsdale, Arizona  85258-2034

HARRISBURG
                        Re:  ING Variable Products Trust
HARTFORD                      (File No. 333-107316)

LONDON                  Ladies and Gentlemen:

LUXEMBOURG              We hereby consent to the incorporation by reference
                        to our legal opinion as an exhibit to Post-Effective
NEW YORK                Amendment No. 2 to the Registration Statement on Form
                        N-14 of ING Variable Products Trust, and to all
NEWPORT BEACH           references to our firm therein. In giving such
                        consent, however, we do not admit that we are within
PALO ALTO               the category of persons whose consent is required by
                        Section 7 of the Securities Act of 1933, as amended,
PARIS                   and the rules and regulations thereunder.

PHILADELPHIA            Very truly yours,

PRINCETON               /s/ Dechert LLP

SAN FRANCISCO

WASHINGTON



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